                                                                         EX-99.1
                                 Press Release


               $50 Million Initial Public Offering of Intellesale

     September 14, 1999 (Palm Beach, FL) Applied Digital Solutions, Inc. (NASDAQ: ADSX) announced today that its subsidiary, Intellesale.com, Inc. has filed a registration statement with the Securities and Exchange Commission (SEC) in connection with its proposed initial public offering. In addition to Intellesale selling primary shares, Applied Digital expects to sell shares of Intellesale stock as a selling stockholder. Ladenburg Thalmann & Co. Inc. will act as lead manager in the offering and Punk, Ziegel & Company will act as co-manager.

     Intellesale sells refurbished and new computer equipment and related components through its website at www.intellesale.com as well as through traditional channels which Intellesale is migrating to the internet.

     A registration statement relating to shares of Intellesale has been filed with the SEC but has not yet become effective. The shares may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these shares in any state in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

     The registration statement for Intellesale will be available from the SEC's website at www.sec.gov.